Exhibit (m.2)
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the inclusion of our report dated January 6, 2005 and to the reference to our firm under the headings “ Selected Condensed Consolidated Financial Data” and “Independent Registered Public Accounting Firm” in this registration statement (Form N-2 No. 333-125953).
ERNST & YOUNG LLP
New York, New York
August 26, 2005